7C.

List the name of each series or portfolio below and give a consecutive number to each series or portfolio starting with the number 1:

 Series
 Number*        Series Name                           Last?
 ------         -----------------------------------   -------
 100*        	Dimensional 2050 Target Date Retirement Income Fund	N
 101*		Dimensional 2055 Target Date Retirement Income Fund	N
 102*		Dimensional 2060 Target Date Retirement Income Fund	N
 103*		Dimensional 2005 Target Date Retirement Income Fund	N
 104*		Dimensional 2010 Target Date Retirement Income Fund	N
 105*		Dimensional 2015 Target Date Retirement Income Fund	N
 106*		Dimensional 2020 Target Date Retirement Income Fund	N
 107*		Dimensional 2025 Target Date Retirement Income Fund	N
 108*		Dimensional 2030 Target Date Retirement Income Fund	N
 109*		Dimensional 2035 Target Date Retirement Income Fund	N
 110*		Dimensional 2040 Target Date Retirement Income Fund	N
 111*		DFA Social Fixed Income Portfolio			N
 112*		DFA Diversified Fixed Income Portfolio 			N
 113*		Global Small Company Portfolio				N
 114*		U.S. High Relative Profitability Portfolio		N
 115*		International High Relative Profitability Portfolio	N
 116*		VA Equity Allocation Portfolio				N
 117*		DFA MN Municipal Bond Portfolio				N


*Assigned a series number of 100 or higher